Exhibit 5.1

200 South Orange Avenue, Suite 2600 | Orlando, FL 32801 | T 407.425.8500 | F 407.244.5288

Holland & Knight LLP | www.hklaw.com

August 4, 2022

fuboTV Inc.

1290 Avenue of the Americas

New York, New York 10104

Re:	fuboTV Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special local counsel to fuboTV Inc., a Florida corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed or to be filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”) of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Act, of up to $750,000,000 aggregate offering amount of securities of the Company, consisting of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”), the Company’s debt securities (the “Debt Securities”), warrants for the purchase of Debt Securities, Common Stock or Preferred Stock (the “Warrants”), purchase contracts for the purchase or sale of debt or equity securities issued by the Company (“Purchase Contracts”), and units consisting of any combination of the Common Stock, Preferred Stock, Debt Securities, Warrants and/or Purchase Contracts (the “Units”). The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Purchase Contracts and the Units are collectively referred to herein as the “Offered Securities” and each an “Offered Security.”

The Offered Securities may be offered and sold by the Company from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and the supplements to the Prospectus (the “Prospectus Supplements”).

fuboTV Inc.
August 4, 2022

In connection with this opinion letter, we have examined originals or copies, certified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus; (iii) the Articles of Incorporation of the Company, as amended to date and currently in effect; (iv) the Amended and Restated Bylaws of the Company, as currently in effect; and (v) certain resolutions of the Company’s Board of Directors (the “Board”) relating to the Offered Securities and related matters. We also examined originals or copies, certified to our satisfaction, of such corporate records of the Company, certificates of public officials and representatives of the Company and other documents as we deemed necessary to deliver the opinions expressed below. In such examination, we have assumed, without inquiry or other investigation, (i) the legal capacity of each natural person executing the agreements described herein; (ii) the authenticity and completeness of all documents submitted to us as originals; (iii) the genuineness of all signatures; (iv) the conformity to the authentic originals of all documents submitted to us as copies; (v) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (vi) that each certificate or copy of a public record furnished by public officials is authentic, accurate and complete; (vii) that there have been no undisclosed modifications of any provision of any document reviewed by us in connection with the rendering of this opinion letter and no undisclosed prior waiver of any right or remedy contained in any of the documents; and (viii) that each transaction complies with all tests of good faith, fairness and conscionability required by law. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate, trust or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate, trust or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.

We have also assumed that: (i) prior to the delivery of any Offered Security, the Board (or a duly established and authorized committee thereof) shall have duly established the terms of such Offered Security and duly authorized the issuance and sale of such Offered Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded; (iii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby; (iv) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) after the issuance of any shares of Common Stock, the total number of issued shares of Common Stock, together with the total number of shares of Common Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock under the Company’s Articles of Incorporation and (vii) after the issuance of any shares of Preferred Stock, the total number of issued shares of Preferred Stock, together with the total number of shares of Preferred Stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Preferred Stock under the Company’s Articles of Incorporation.

fuboTV Inc.
August 4, 2022

Based on such examination and subject to the foregoing assumptions, exceptions, qualifications and limitations, we express the following opinions:

1. The Company has been incorporated under the Florida Business Corporation Act and its status is active.

2. The Company has the corporate power and authority to execute, deliver and perform its obligations under the Debt Securities, the Warrants, the Purchase Contracts and the Units.

3. With respect to the Common Stock, when (i) the Board (or a duly established and authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of the Common Stock, the terms of the offering thereof and related matters, (ii) such shares of Common Stock have been duly issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Company and the terms approved by the Board (or a duly established and authorized committee thereof) and (iii) the Company has received payment of the cash or other lawful consideration provided to be paid for the Common Stock, then the shares of Common Stock will be validly issued, fully paid and nonassessable.

4. With respect to the Preferred Stock, when (i) the Board (or a duly established and authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of the Preferred Stock, the terms of the offering thereof and related matters, (ii) such shares of Preferred Stock have been duly issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Company and the terms approved by the Board (or a duly established and authorized committee thereof) and (iii) the Company has received payment of the cash or other lawful consideration provided to be paid for the Common Stock, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

The laws covered by the opinions expressed herein are limited to the laws of the State of Florida (the “Applicable Law”).

The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion letter is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. Our opinions are limited to the matters stated herein, and no opinion is to be implied or inferred beyond the matters stated herein. This opinion letter speaks only as of its date. We undertake no obligation to advise the addressees (or any other third party) of changes in law or fact that occur after the date of this opinion, even though the change may affect the legal analysis, a legal conclusion or an informational confirmation in this opinion.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

HOLLAND & KNIGHT LLP